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                              [LETTERHEAD OF SH&E]


                                                               November 22, 2002

American Trans Air, Inc.
7337 West Washington Street
Indianapolis, IN 46251




                  Re:      American Trans Air, Inc.
                           Pass Through Trust Certificates,
                           Series 2002-1

Ladies and Gentlemen:

                  We consent to the reference to our name under the headings "Description of the Aircraft and the Appraisals," "Experts," "Appendix T - Glossary" and "Appendix II - Appraisal Letters" in the Registration Statement on S-4 being filed with the Securities and Exchange Commission relating to the above-captioned offering and to the inclusion in the Registration Statement of the report prepared by us with respect to the Aircraft referred to therein.

                                                         Sincerely,

                                                         /s/ Clive G. Medland

                                                         Clive G. Medland
                                                         Senior Vice President